Exhibit 10.6

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Fifth Amendment
to the
Licensing, Supply, Marketing, Distribution and Collaboration Agreement

This fifth amendment (the “Fifth Amendment”), effective as of the 1st day of January, 2018, amends the Licensing, Supply, Marketing, Distribution and Collaboration Agreement dated effective as of November 24, 2003 (the “Agreement”), as amended by the First Amendment dated May 20, 2004, the Second Amendment dated June 30, 2004, the Third Amendment dated May 20, 2010 and the Fourth Amendment dated August 1, 2013 (the Agreement and the amendments are collectively referred to as the “Amended Agreement”), by and between Upsher-Smith Laboratories, Inc. (“USL”), and Orion Corporation (“Orion”). The Amended Agreement was assigned to Vertical Pharmaceuticals, LLC (“Vertical”) by USL, effective as of March 24, 2014. Capitalized terms appearing in this Fifth Amendment not defined herein have the meaning given to them in the Amended Agreement.

BACKGROUND. Vertical and Orion desire to extend the term of the Amended Agreement for an additional seven (7) years and to make certain other modifications to the Amended Agreement, all in accordance with and subject to the terms and conditions hereof. In light of the foregoing Background, and the mutual covenants hereinafter expressed, the parties have agreed to further amend the Agreement as follows:

1.                                      Effective on the date of this Fifth Amendment, the definition of “Term” in the Amended Agreement shall be deleted and replaced with the following new definition:

“Term” means the duration that this Agreement shall remain in effect, unless earlier terminated in accordance with its terms. The “Term” shall mean the time period beginning on the Date of Agreement and ending January 1, 2026. The Term shall automatically renew for successive five (5) year periods, unless written notice of the non-renewal is given by either party to the other party at least twenty-four (24) months before the expiration of the then current term.

2.                                      Effective on the date of this Fifth Amendment, the last sentence of the definition of “Development Costs” as set forth in the Amended Agreement, shall be amended as follows:

Without limiting the foregoing, among the costs excluded from the definition of “Development Costs” are the following (which shall be borne by Orion): the additional costs of analytics and reporting for three (3) validation batches for each of the Product strengths [***] sachet of Product equal to [***], of Compound, and [***] sachet of Product equal to [***] of Compound. Vertical shall purchase said validation batches from Orion at the agreed price.

3.                                      Effective on the date of this Fifth Amendment, the definition of “Product” as set forth in the Amended Agreement, shall be amended as follows:

“Product” shall mean the following pharmaceutical preparations that contain or comprise Compound as sole active ingredient. The dosage forms of the formulation agreed for both development and commercialization are as follows: [***] sachet of Product equal to [***] of Compound, and [***] sachet of Product equal to [***] of Compound, and [***] sachet of Product equal to [***] of Compound, and [***] sachet of Product equal to [***] of Compound, and [***] sachet of Product equal to [***] of Compound each of formulation EF108; as further Developed pursuant to this Agreement. The Parties also agree currently that a dosage form and strength of [***] sachet of Product equal to [***] of Compound may or may not be developed and if developed.

4.                                      The parties agree to update the Development Plan to incorporate the development of the [***] and [***] doses of the Product in accordance with Section 4.4 of the Amended Agreement.

5.                                      Effective on the date of this Fifth Amendment, the Supply Price, set forth in Section 6.8 of the Amended Agreement shall be amended as follows, said prices to remain fixed until 31 December 2019, after which they may be adjusted as set out in the Agreement;

Dosage Strength	Number of Sachets per Unit	Per Unit Supply Price
0.25mg	30s 91s	[***] Euros
0.5mg	30s 91s	[***] Euros
[***]	30s 91s	[***] Euros
1.0mg	30s 91s	[***] Euros
[***]	305 91s	[***] Euros

Notwithstanding the foregoing, Orion shall sell and Vertical shall purchase the three (3) validation batches of the Product strength [***] sachet of Product equal to [***] of Compound at the price of [***] per Unit (pack of 30’s) and [***] per Unit (pack of 9’s), and the three (3) validation batches of the Product strength [***] sachet of Product equal to [***] of Compound at the price of [***] per Unit (pack of 30’s) and [***] per Unit (pack of 91’s).

6.                                      Effective on the date of this Fifth Amendment, Schedule 3 of the Amended Agreement, Initial Specifications for Product, shall be revised to include the following:

Item	Method reference	At release	During stability
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

7.                                      Vertical shall within sixty (60) days of Orion’s request therefor provide to Orion in electronic format the Product NDAs regarding any Product for which Regulatory Approval has been obtained by the time of Orion’s request. In addition, effective on the date of this Fifth Amendment, the Parties clarify the wording of Section 4.6.5 (as amended) to read in its entirety as follows:

Orion, Orion’s successors in interest permitted under Section 24.4 and/or Orion’s and/or its said successors’ licensees shall have the irrevocable right to reference and use any USL Data (i.e., currently, Vertical Data), as it sees appropriate, free-of-charge and without any limitation in time, in connection with the commercialization, promotion, marketing, distribution and/or sale of and/or regulatory approvals/filings for estradiol hemihydrate products in any country outside the Territory, either by itself or via third parties, including without limitation, using USL Data (i.e., currently, Vertical Data) as pivotal data. Orion or Orion’s successors in interest permitted under Section 24.4, as applicable, shall notify Vertical of the use of USL Data (i.e., currently, Vertical Data) prior to first use (0 in a new country and/or (ii) with a new licensee, and Vertical shall have the right to comment on the same within fourteen (14) days of such notification,

8.                                      Except as expressly provided in this Fifth Amendment, the Amended Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have each caused this Fifth Amendment to the Amended Agreement to be executed by their duly authorized officers as of the date first above written.

VERTICAL PHARMACEUTICALS, INC.		ORION CORPORATION

By:	/s/ J.D. Shaub	By:	/s/ Satu Ahomäki

Name:	J.D. Shaub	Name:	Satu Ahomäki

Title:	Chief Operating Officer	Title:	Senior Vice President

		By:	/s/ Jukka Muhonen

		Name:	Jukka Muhonen

		Title:	Director